UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 13, 2017

ChineseInvestors.com, Inc.

(Exact name of registrant as specified in its charter)

Indiana	000-54207	35-2089868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

227 W. Valley Blvd. #208A, San Gabriel, CA	91776
(Address of principal executive offices)	(Zip Code)

(800) 808-8760

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfying the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	⁫ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	⁫ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	⁫ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	⁫ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

ChineseInvestors.com,, Inc. has issued a new press release describing highlights of its business activities in January 2017, its completion of a $5 million private placement of its Series C-2016 convertible preferred stock, and its intended activities, including development and branding of hemp-based cannabidiol (CBD) oil online and retail sales operations, investment in growing hemp and producing hemp-based CBD oil products in China to yield greater production and sales margins; investment in the pursuit of regulatory approval for use of hemp-based CBD oil products for specific health applications in Mainland China; and investment in early-stage emerging public companies in the legal cannabis industry in Colorado, California and other states where legal.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1       Press Release dated February 13, 2017, titled “ChineseInvestors.com Provides Financial, Business Update”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 13, 2017

ChineseInvestors.com, Inc.

By: /s/Wei Wang
Name: Wei Wang
Title: Chief Executive Officer